                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement            [_] Confidential, for Use of the
                                               Commission Only (as permitted by
[X] Definitive Proxy Statement                 Rule 14a-6(e)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                         OPTICAL SECURITY GROUP, INC.
               -----------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


             -----------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[_] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    --------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

    --------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
    --------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

    --------------------------------------------------------------------------

    (5) Total fee paid:

    --------------------------------------------------------------------------

[X] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    --------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

    --------------------------------------------------------------------------

    (3) Filing Party:

    --------------------------------------------------------------------------

    (4) Date Filed:

    --------------------------------------------------------------------------

Notes:

                         Optical Security Group, Inc.
                                535 16th Street
                                   Suite 920
                               Denver, CO  80202
                                (303) 534-4500

                          NOTICE OF ANNUAL MEETING OF
                    SHAREHOLDERS TO BE HELD AUGUST 16, 1996

To the Shareholders:

  The annual meeting of the shareholders of Optical Security Group, Inc. (the "Company") will be held in the Bluebell Room, 37th Floor, Denver Petroleum Club, 555 17th Street, Denver, Colorado 80202 on August 16, 1996, at 9:00 A.M., for the following purposes:

  (1)  To elect the Company's board of directors for the ensuing year.

  (2) To ratify the appointment of Ernst & Young as the Company's independent accountants for the fiscal year ending March 31, 1997.

  (3) To consider and act upon a proposal to amend and restate the Company's Amended and Restated Articles of Incorporation, as amended, in order, among other things, to (a) consolidate the Articles into one document,
       (b) delete the provisions regarding duration, purposes and powers, and Series A Convertible Preferred Stock, and (c) approve amendments to the terms of the Series B 8% Cumulative Convertible Exchangeable Preferred Voting Stock, all as more fully described in the attached Proxy Statement.

  (4) To consider and act upon a proposal to amend the Company's Non-Qualified Stock Option Plan ("NSOP") to increase the number of shares of common stock subject to the NSOP.

  (5) To consider and act upon a proposal to amend the Company's Incentive Stock Option Plan ("ISOP") to increase the number of shares of common stock subject to the ISOP.

  (6)  To transact such other business as may properly come before the meeting.

  The board of directors has fixed the close of business on July 1, 1996, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

  All shareholders are cordially invited to attend the meeting in person. However, to assure adequate representation at the meeting, you are urged to sign and return the enclosed Proxy as soon as possible in the postage pre-paid envelope enclosed. Any shareholder attending the meeting may vote in person, even if he or she has returned a Proxy.

                         OPTICAL SECURITY GROUP, INC.


July 26, 1996            By: /s/ Catherine M. Gotwalt
                             -------------------------------
                             Catherine M. Gotwalt, Secretary



THE ANNUAL REPORT TO SHAREHOLDERS INCLUDING FINANCIAL STATEMENTS ARE BEING MAILED TO SHAREHOLDERS TOGETHER WITH THESE PROXY MATERIALS ON OR ABOUT JULY 26, 1996.

YOUR VOTE IS IMPORTANT. PLEASE MARK, SIGN, DATE AND MAIL THE ENCLOSED PROXY, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. A RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

TO SAVE THE COST OF FURTHER SOLICITATION, PLEASE MAIL YOUR PROXY CARD PROMPTLY.

                      OPTICAL SECURITY GROUP
                         535 16th Street
                            Suite 920
                        Denver, CO  80202
                          (303) 534-4500

                         PROXY STATEMENT

  The enclosed proxy is solicited by the board of directors of Optical Security Group, Inc. (the "Company") for use at the annual meeting of shareholders to be held on Friday, August 16, 1996, at 9:00 a.m., local time, or at any adjournments of such meeting for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The annual meeting will be held in the Bluebell Room, 37th Floor, Denver Petroleum Club, 555 17th Street, Denver, Colorado 80202.

  If the proxy is executed and returned, it will be voted at the meeting in accordance with any accompanying instructions, and if no specification is made, the proxy will be voted for the proposals set forth in the accompanying Notice of Annual Meeting of Shareholders. Shareholders who execute proxies may revoke them at any time before they are voted, either by writing to the Company at the address set forth above or in person at the time of the meeting. Additionally, a shareholder may revoke a previous proxy by duly executing a proxy bearing a later date.

  The close of business on July 1, 1996, has been fixed as the record date for determining the shareholders entitled to notice of and to vote at the meeting. Only shareholders of record at the close of business on that date will be entitled to vote at the meeting and any adjournment thereof. This Proxy Statement, the Proxy, Notice of Annual Meeting of Shareholders, and Annual Report, including financial statements for the 1996 fiscal year, are being mailed to shareholders of record on or about July 26, 1996.

  Management of the Company does not intend to present and does not have reason to believe that others will present any other items of business at the annual meeting. However, if other matters are properly presented to the meeting for a vote, the persons named in the proxies will vote the proxies in accordance with their best judgement pursuant to discretionary authority granted in the proxies.

  The Company's common stock and Series B 8% Cumulative Convertible Exchangeable Preferred Voting Stock ("Series B Shares") have voting rights. As of May 15, 1996, the Company had outstanding 3,034,552 shares of common stock and 7,468 Series B Shares. The holders of the common stock are entitled to a total of 3,034,552 votes--one vote for each share of common stock held by them. The holders of the Series B Shares are entitled to a total of 1,244,666 votes--one vote for each share of common stock issuable to the holders of the Series B Shares upon conversion of their Series B Shares. (The common stock issuable upon conversion of the Series B Shares is referred to herein as "Conversion Stock". The outstanding common stock and the Conversion Stock is referred to herein jointly as the "Voting Stock.")

  The presence in person or by proxy of the holders of shares representing a majority of the Voting Stock will constitute a quorum. Provided a quorum is present, the eight nominees receiving the highest number of votes cast by the holders of the Voting Stock voting as one class will be elected directors. If a quorum is present, the proposals to ratify the appointment of the Company's auditors, amend the Non-Qualified Stock Option Plan ("NQSP") and amend the Incentive Stock Option Plan ("ISOP") will be approved if the votes cast by holders of the Voting Stock for the proposals exceed the votes cast by holders of the Voting Stock against the proposals. To approve the proposal to amend and restate the Company's Amended and Restated Articles, as amended (the "Articles") the affirmative vote of a majority of the Voting Stock voting as one class and the affirmative vote of a majority of the Series B Shares voting as a class are required.

  The cost of preparing, printing and mailing the enclosed Proxy, accompanying Notice, Proxy Statement, Annual Report, and all other costs in connection with solicitation of proxies will be paid by the Company including any additional solicitation made by letter, telephone, or telegraph. Failure of a quorum to be present at the meeting will necessitate adjournment and will subject the Company to additional expense.


                      ELECTION OF DIRECTORS

  Unless the proxy contains contrary instructions, it is intended that the proxies will be voted for the election of the nominees listed below to serve until the next annual meeting of shareholders and until their successors shall be elected and shall qualify. Abstentions and shares held by a broker in "street name" ("Broker Shares") that are not voted in the election of directors will not be included in determining the number of votes cast.

  All nominees have consented to serve if elected. In case any nominee shall be unable or shall fail to act as a director, the persons named as proxies shall have full discretion to vote for such other person or persons as may be nominated.

  The following table sets forth the name, age, and position with the Company for each nominee for director:

  Name                        Age  Position
  ----                        ---  --------

  Richard H. Bard             48   Chairman of the Board, Chief Executive
                                   Officer, and President

  Mark Bar                    47   Director

  Yoram Curiel                55   Director and Director of Technology

  Martin T. Hart              60   Director

  J. R. Holland, Jr.          52   Director

  Richard D. Lamm             60   Director

  Bruce I. Raben              42   Director

  John J. Tipton              49   Director

Richard H. Bard has been a director and chief executive officer of the Company since September 1993. He was elected president in April 1994, and chairman of the board in April 1995. Mr. Bard served as treasurer from September 1993 to December 1994. Mr. Bard is also the chief executive officer of Bard & Co., Inc., a diversified investment management company. From 1989 to 1991, Mr. Bard was vice chairman of Computerland Corporation and chief executive officer of Computerland International, Inc. From 1986 to 1988, Mr. Bard was chairman and chief executive officer of Coast America Corporation, the franchisor of Coast-to-Coast Hardware stores. From 1978 to 1986, Mr. Bard was the president and chief operating officer of FoxMeyer Corporation, a large pharmaceutical distributor and franchisor of drug stores. Mr. Bard is also a director of Polymedica Industries, Inc. and VanStar Corporation, formerly known as Computerland Corporation.

Mark Bar has been a director since March 1993. He served as chief executive officer from March 1993 to September 1993 and as president from September 1993 to March 1994. Mr. Bar is a Denver-based businessman and investor.

Yoram Curiel has been a director since August 1988. He currently serves as director of technology. Previously, Mr. Curiel served as the Company's chief technology officer, chief executive officer, president, and vice president of product development. Mr. Curiel is the Company's founder, and he developed the Company's tamper-evident packaging and document security technology. He is also the president and a director of a private company involved in the development of new technologies.

Martin T. Hart has been a director since December 1993. He serves as the chairman of the Compensation Committee and as a member of the Audit Committee. Mr. Hart has been a Denver-based businessman and investor for the past twenty-seven years. He is also a director of Schuler Homes, Inc. and a trustee of MassMutual Corporate Investors and MassMutual Participation Investors.

J. R. Holland, Jr. has been a director since July 1994 and serves as chairman of the Audit Committee. Since 1991, he has been the chief executive officer and president of Hunt Capital Group, L.L.C. and chief executive officer and president of Unity Hunt, Inc., investment companies based in Dallas, Texas. He is a director of Heartland Wireless Communications, Inc., Wireless One, Inc. and TNP Enterprises, Inc.

Richard D. Lamm has been a director since December 1993 and serves on the Compensation and Audit Committees. He previously served as a director from 1989 through 1992. Since 1987, Mr. Lamm has been a university professor and director of the Center for Public Policy and Contemporary issues at the University of Denver. He was a partner at Berliner, Boyle, Pablan, Zisser and Walter, P.C. and O'Connor and Hannan, Attorneys at Law, from 1987 until 1992. Mr. Lamm served as the governor of the state of Colorado from 1975 until 1987.

Bruce I. Raben has been a director since February 1995 and serves on the Compensation Committee. Since February 1996, Mr. Raben has been the managing director of CIBC Wood Gundy Securities Corp. in Los Angeles. From March 1990 until January 1996, he served as the executive vice president and director of corporate finance at Jefferies & Company, Inc., an investment banking firm. He is also a director of Equity Marketing, Inc. and Terex Corporation.

John J. Tipton has been a director since March 1993, and serves on the Compensation Committee. He also served as a director from 1989 to 1991. Since February 1993, Mr. Tipton has been vice president, chief financial officer and general counsel to Seven Circle Resorts, Inc., a resort and gaming casino development and operation. From September 1992 to January 1993, Mr. Tipton was a partner in the law firm of Baker and Hostetler. From January 1988 to August 1992, Mr. Tipton was the executive director of the Colorado Department of Revenue.

                        COMPANY MANAGEMENT

A.   Other Executive Officers, and Significant Employees
     ---------------------------------------------------

  The following table sets forth the name, age, and position with the Company for executive officers (other than executive officers listed as nominees), and significant employees:

  Name                        Age  Position
  ----                        ---  --------

  Edward Dietrich             43   Vice President

  Catherine M. Gotwalt        40   Secretary

  Gerald A. Melfi             45   Chief Accounting Officer and Treasurer

  Mark T. Turnage             35   Managing Director of OpSec International


Edward Dietrich serves as vice president of sales of OpSec U.S. Mr. Dietrich was employed with American Bank Note Holographics, Inc. from February 1992 until August 1994 as the director of sales and marketing/government markets. From June 1989 to February 1992, he was vice president of United States business development for BusinessVision Management Systems, Inc., a computer software company.

Catherine M. Gotwalt serves as the corporate secretary. She has served in this capacity since 1989.

Gerald A. Melfi serves as the Company's chief accounting officer and treasurer. Since February 1991, Mr. Melfi also is employed as the chief financial officer for Bard & Co., Inc., a diversified investment management company.

Mark T. Turnage serves as Managing Director of OpSec International From July 1994 until November 1995, Mr. Turnage served as vice president-corporate affairs. From 1991 to 1994, Mr. Turnage practiced law with the firm of Davis, Graham & Stubbs in Denver, Colorado.

B.   Corporate Governance
     --------------------

  The board of directors has the responsibility for establishing broad corporate policies and for the overall performance of the Company, taking into consideration the interest of the shareholders. The board of directors met seven times during the fiscal year ended March 31, 1996. Messrs. Bar, Lamm, and Holland did not attend two meetings and Mr. Tipton did not attend three meetings. Peter H. Woodd, who resigned as a director effective November 1995, did not attend four meetings during the last year of his term in office.

  The Company had a Compensation Committee and an Audit Committee during the year ending March 31, 1996. Members of the Compensation and Audit Committees are appointed to serve a one year term. The following table sets forth the names and terms of those directors:

  Audit Committee                  Term
  ---------------                  ----

  J. R. Holland, Jr., Chairman     Since December 15, 1994
  Martin Hart                      Since December 15, 1994
  Richard Lamm                     Since December 15, 1994

  Compensation Committee           Term
  ----------------------           ----

  Martin Hart, Chairman            Since December 15, 1994
  Richard Lamm                     Since December 15, 1994
  Bruce Raben                      Since November 28, 1995
  John Tipton                      Since December 15, 1994

  The Compensation Committee is responsible for establishing and reviewing policies governing salaries, bonuses, incentive compensation and the terms and conditions of employment of senior executives and other key employees. In addition, the Compensation Committee is responsible for oversight of the Company's stock option plans. The Compensation Committee receives recommendations from management and brings its recommendations to the full board of directors.

  The Compensation Committee met three times during the fiscal year ended March 31, 1996. None of the Compensation Committee members are executive officers of the Company, and no executive officers of the Company participated in deliberations of the Company's board of directors concerning executive officer compensation.

  The Audit Committee confers with the Company's independent accountants to review the plan and scope of their proposed Company audit as well as their findings and recommendations upon completion of the audit. The Audit Committee met one time during the fiscal year ended March 31, 1996.

  During the year ended March 31, 1996, no director of the Company was also an executive officer of another entity which had an executive officer of the Company serving as a director of such entity, or as a member of the compensation committee of such entity.

  There are no family relationships among the Company's directors or officers. The directors of the Company serve in such capacity until the next annual meeting of the Company's shareholders or until their successors have been dully elected and qualified. The committee members are appointed by the board of directors to serve a one year term or until their successors have been elected. The Company's officers serve at the discretion of the Company's board of directors.

C.   Compliance with Section 16(a) of the Exchange Act
     -------------------------------------------------

  The Company believes that, other than as disclosed below, during the fiscal year ended March 31, 1996, its directors, officers and greater than 10% beneficial owners have complied with all filing requirements under Section 16(a) of the Exchange Act.

  Mr. Turnage failed to timely file one report, reporting the acquisition of stock options. Mr. Raben failed to timely file one report, reporting the acquisition of stock options. Mr. Bard failed to timely file one report covering the exchange of Series A Preferred Stock for Series B Preferred Stock. Hunt Capital Group, L.L.C. failed to timely file two reports, one report covering the exchange of the convertible subordinated note for Series A Preferred Stock, and one report covering the exchange of Series A Preferred Stock for Series B Preferred Stock.

D.   Executive Compensation
     ----------------------

  The following tables set forth in summary form the compensation received during each of the Company's last three completed fiscal years by (i) the chief executive officer of the Company and (ii) by each other executive officer of the Company whose total salary and bonus exceeded $100,000 in the Company's fiscal year ended March 31, 1996 (the officers listed below are referred to jointly as the "Named Executive Officers"). All reference to shares of common stock and stock prices have been adjusted to reflect the five-to-one reverse stock split effective February 28, 1995.


                    SUMMARY COMPENSATION TABLE

          Annual Compensation                      Long-Term Compensation
          -------------------                      ----------------------
                                                   Awards
                                                   ------

                               Fiscal                                          Options           All Other
  Name                          Year         Salary          Bonus             Granted           Compensation
==============================================================================================================

Richard H. Bard                 1996         $125,000           -              300,000              -
Chief Executive Officer         1995         $125,000           -              300,000           $121,250/1/
since 9/93 and                  1994         $ 54,166        $30,417           100,000              -
President since 4/94

Peter H.L. Woodd                1996         $ 56,144        $32,000/2/           -              $180,000/3/
Executive Vice President        1995         $ 89,254        $21,344/2/         60,000/4/            -
5/94-11/95                      1994             -              -                 -                  -

- - ---------------------

(1) This amount represents a grant of options to purchase 100,000 shares of common stock under the Nonqualified Stock Option Plan at an exercise price of $2.85 per share (70 percent of market value at time of issue). Compensation was recognized for the difference between the exercise price and the market value at the time of grant.

(2) Includes $32,000 for Fiscal 1996 and $16,900 for Fiscal 1995 for a housing allowance paid on behalf of Mr. Woodd after his relocation to the Sparks office.

(3) Includes a payment of $15,000 for consulting services, received following the termination of Mr. Woodd, effective November 1, 1995, a payment of $135,000 in exchange for Mr. Woodd's covenant not to compete with the Company for 60 months, and $30,000 in settlement of any, and all, claims for unreimbursed expenses.

(4) In accordance with the terms of the Incentive Stock Option Plan, options granted to Mr. Woodd in Fiscal 1995 were canceled 90 days after his termination date of November 1, 1995.

Stock Options
- - -------------

  The following table sets forth information concerning stock options granted during the fiscal year ended March 31, 1996, to the Named Executive Officers. Each option represents the right to purchase one share of the Company's common stock.


               OPTIONS GRANTED IN LAST FISCAL YEAR

                        INDIVIDUAL GRANTS


                                   % of Total
                    Number of      Options                       Market
                    Securities     Granted to     Exercise       Price on
                    Underlying     Employees      or Base        Date of
                    Options        in Fiscal      Price          Grant          Expiration
Name                Granted          Year         ($/Sh)         ($/Sh)         Date
- - ----                -------        ---------      ------         -------        ----------
Richard H. Bard     300,000(1)     57%            $5.75          $5.75          3/18/01

Peter H. Woodd         -            -               -              -               -

________________________


(1) Issued under the Nonqualified Stock Option Plan. The option vested on March 19, 1996.

  The following table sets forth information concerning each exercise of stock options during the fiscal year ended March 31, 1996, for each Named Executive Officer and the fiscal year-end value of all unexercised in-the-money options (regardless of when granted) held by these persons.

                AGGREGATED OPTION/EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION/VALUES

                                                   Number of                     Value of Unexercised
                                                   Securities Underlying         In-the-Money
                                                   Unexercised                   Options at
                   Number of                       Options at 3/31/96            3/31/96
              Shares Acquired   Dollar Value       Exercisable/                  Exercisable/
  Name          On Exercise     Realized           Unexercisable                 Unexercisable
________________________________________________________________________________________________________________
Richard H. Bard        -           -               533,334/166,666               $753,335/$349,165
Peter H. L. Woodd      -           -                     0/0                           $0/$0





Long-Term Incentive Plans - Awards in Last Fiscal Year

  There were no awards made to the Named Executive Officers under any long-term incentive plans.

Repriced Options

  In the fiscal year ended March 31, 1996, there were no actions taken regarding the repricing of options relating to Executive Officer Compensation.

Employee Pension, Profit Sharing or Other Retirement Plans

  The Company does not have a defined benefit, pension plan, profit sharing or other retirement plan.

E.   Compensation of Directors

  Standard Arrangements. The Company has no standard arrangement pursuant to which directors of the Company are compensated for any services provided as a director or for committee participation or special assignments.

  Other Arrangements. During the year ended March 31, 1996, the Company granted stock options to one non-employee director under the Company's Nonqualified Stock Option Plan, as follows:

                  OPTIONS GRANTED TO NON-EMPLOYEE DIRECTORS
                      IN FISCAL YEAR ENDED MARCH 31, 1996


                Number of            Market Price
                Options    Exercise  on Date of     Expiration
Name            Granted    Price     Grant          Date
- - ----            -------    --------  ----------     ----------

Bruce I. Raben  10,000(1)  5.75      5.75           03/18/01

________________________

(1) 5,000 options vested on March 19, 1996, 1,666 options vest on March 19, 1997, 6,667 vest on March 19, 1998, and 6,667 options vest on March 19, 1999.

F.   Employment Contracts

  On April 1, 1996, Richard H. Bard, the Company's chief executive officer and president, entered into a new employment contract effective through March 31, 1999. Mr. Bard's previous employment agreement was to terminate on September 17, 1996. Under the terms of the contract, all options granted to Mr. Bard through March 31, 1996 remain in full force and effect. Mr. Bard's salary is $150,000 for the first year, $175,000 for the second year and $200,000 for the third year. As additional compensation, Mr. Bard will be granted additional options during the term of the contract in sufficient amounts to maintain Mr. Bard's percentage beneficial ownership of the Company's common stock as of December 31, 1995, less common stock Mr. Bard sells or otherwise disposes of after that date. Mr. Bard also is entitled to discretionary bonuses in such amount as the board of directors may determine. The new employment contract also provides that, if the Company is sold or merged into another Company prior to March 31, 2000, Mr. Bard will receive a stock bonus of 250,000 shares. Additionally, under the terms of the employment contract, Mr. Bard receives a $500 per month auto allowance, benefits available generally to other Company employees, and reimbursement of expenses incurred on behalf of the Company. If the Company terminates Mr. Bard's employment prior to the expiration of the contract, Mr. Bard is entitled to a buyout at 150% of the value of the contract at the time of termination.

  Effective April 1, 1996, the Company amended Mr. Yoram Curiel's employment agreement. The amended agreement deleted the previous requirements that Mr. Curiel exercise certain stock options and the Company redeem a portion of Mr. Curiel's stock. Under the amended agreement, Mr. Curiel's salary for the fiscal year ended March 31, 1996 was $57,000, and his salary for the fiscal year ending March 31, 1997 is set at $60,000. Mr. Curiel also is entitled to a $500 per month automobile allowance. His employment agreement terminates on June 30, 1997.

  On February 7, 1996, the Company executed an Employment Termination, Consulting and Non-Competition Agreement with Mr. Peter H. L. Woodd, effective November 1, 1995. Pursuant to the terms of the Agreement, Mr. Woodd's employment relationship with Company terminated and he resigned as a member of the board of directors, effective November 1, 1995. Mr. Woodd was retained as a consultant to the Company for the six-month period ended April 31, 1996. He received a total of $15,000 as compensation for required services. Mr. Woodd also is prohibited from competing with the Company for a period of 60 months from the effective date of the Agreement. In accordance with the Agreement, the Company paid Mr. Woodd $135,000 for his non-competition covenant. As part of the Agreement, Mr. Woodd also received $30,000 in settlement of any, and all, claims for unreimbursed expenses.

G.   Certain Relationships and Related Transactions

  The following outlines certain relationships and related transactions during the fiscal years ended March 31, 1995 and March 31, 1996. All references to share numbers and share price have been adjusted to reflect the five-to-one reverse stock split effected on February 28, 1995.

  Messrs. Bard and Curiel have employment agreements with the Company. (See - Employment Contracts)

  Effective July 1, 1995, the Company's convertible subordinated notes in the amount of $750,000 and $500,000 (the "Notes") held by Hunt Capital Group, L.L.C. ("Hunt") and Mr. Bard were canceled in exchange for the issuance of 240,000 and 160,000 shares of Series A Convertible Preferred Stock ("Series A Shares"). Such shares were entitled to quarterly dividends beginning with the quarter ending September 30, 1996. The dividend rate was on a sliding scale beginning at a rate of 14.60%, increasing 2% a year for the next four years, and 3% a year thereafter. Such shares were convertible into stock of the Company at the rate of one-for-one. In connection with such exchange Hunt and Mr. Bard were given options to exchange their Series A Shares for stock in two of the Company's subsidiaries in the event the Company failed to pay dividends on the Series A Shares. The dividend also was guaranteed by one of the Company's subsidiaries. Subsequently, Hunt and Mr. Bard exchanged their Series A Shares for 1,440 and 960 Series B Shares, respectively. Pursuant to the terms of this exchange, the option agreements and guaranty issued in the first exchange were terminated.

  The Notes were originally issued in June 1994 and were due on July 1, 2001.

  In June 1994, in addition to the loans reflected by the Notes, Hunt purchased 246,914 shares of common stock and a warrant to purchase an additional 200,000 shares of common stock at an exercise price of $5.00 per share for a purchase price of $1,000,000 and Mr. Bard purchased 53,087 shares of common stock and a warrant to purchase an additional 43,000 shares of common stock at an exercise price of $5.00 per share for a purchase price of $215,000. Hunt and Mr. Bard were granted certain registration rights with respect to their investment. Such registration rights were not affected by the subsequent exchanges. In addition, Mr. Holland was appointed to the Company's board of directors, as Hunt's nominee.

  Effective May 1, 1994, the Company acquired all the shares of ELEF Plc, now known as Optical Security Industries International, Plc ("OpSec International"), a British corporation engaged in the production of optical security products, including holography. The purchase price for such shares was $250,000 in cash, a promissory note in the principal amount of $1,250,000 bearing interest at the rate of 6% per annum, 40,000 shares of common stock of the Company, and a warrant to purchase an additional 70,000 shares of common stock of the Company at $10.00 per share. The exercise price of the warrants subsequently was reduced to $4.05 per share. The Company paid the balance of the promissory note on June 30, 1994. Pursuant to the terms of the stock purchase agreement, Mr. Peter H.L. Woodd was appointed to the board of directors of the Company and OpSec International entered into an employment contract with Mr. Woodd. In Fiscal 1996, Mr. Woodd and the Company entered into an Employment Termination, Consulting and Non-Competition Agreement with Mr. Peter H. L. Woodd.

  During the fiscal year ended March 31, 1995, Messrs. Bard and Hart loaned the Company $185,000 and $75,000, respectively. Each loan was represented by a promissory note bearing interest at the rate of 12% per annum. The funds received from Messrs. Bard and Hart were used to fund the acquisition of OpSec International. On June 29, 1994, Mr. Bard canceled his note in exchange for 53,037 shares, of the Company's common stock and a warrant to purchase an additional 43,000 shares of the Company's common stock at an exercise price of $5.00 per share. On June 29, 1994, Mr. Hart canceled his note in partial satisfaction of the purchase price for the purchase from the Company of 48,148 shares of the Company's common stock and a warrant to purchase an additional 39,000 shares of the Company's common stock at an exercise price of $5.00 per share. In addition to the cancellation of his note, Mr. Hart paid $120,000 in cash.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners
- - -----------------------------------------------

  To the Company's knowledge, except for Messrs. Bar, Bard, Curiel and Hart, the only persons or groups who own 5% or more of any class of the Company's voting stock as of May 15, 1996, are the following:

Name and Address of      Amount and Nature of     Title               Percent
Beneficial Owner         Beneficial Ownership     of Class            of Class
________________________________________________________________________________

Ferri SA                        750               B Preferred         10%
53 The Vivienne
Paris 75002, France

Hunt Capital Group, L.L.C.    718,928(1)          Common Stock        21%
1962 Thanksgiving Tower       1,440               B Preferred         19%
Dallas, TX  75201

Massachusetts Mutual Life     1,000               B Preferred         13%
 Insurance Co.
1295 State St.
Springfield, MA  01111

MassMutual Corporate Value      500               B Preferred          7%
 Partners
1295 State St.
Springfield, MA  01111

Octacvian Nominees Limited      750               B Preferred         10%
c/o Saffery Champness Mgmt. Int.
P. O. Box 141, LaTonelle House
St. Sampson GY1 3HS
Guernsey Channel Island

Philena Enterprises, Inc.     220,000(2)          Common Stock         7%
P. O. Box 6246
Denver, CO  80206

(1) Includes 200,000 shares of common stock issuable upon the exercise of warrants and 240,000 shares of common stock issuable upon conversion of Series B Shares.

(2) Mr. Bar, a director of the Company, is the president of Philena Enterprises, Inc.

Security Ownership of Management

  Except for Richard Bard, who owns 960 Series B Shares, 13% of the outstanding Series B Shares, no director or named executive officer owns beneficially any Series B Shares. The following table sets forth, as of May 15, 1996, the number of and percentage of outstanding shares of the Company's common stock owned by each of the following named executive officers and directors, and by all officers and directors as a group. Except as otherwise indicated, the beneficial owners listed have sole voting and investment power with respect to the shares they own beneficially.

     Name and Address              Amount and Nature of     Percent of
     of Beneficial Owner           Beneficial Ownership     Class
     __________________________________________________________________

     Mark Bar
     P.O. Box 6246
     Denver, CO  80206               443,635(1)(2)          14%

     Richard H. Bard
     535 16th Street
     Suite 920
     Denver, CO  80202             1,153,599(1)(3)          31%

     Yoram Curiel
     4500 Cherry Creek Drive S.
     Suite 900
     Denver, CO  80222               385,860(1)(4)          12%

     Martin T. Hart
     875 Race Street
     Denver, CO  80206               212,149(1)              7%

     J.R. Holland, Jr.
     1962 Thanksgiving Tower
     Dallas, TX  75201                     0(5)              0%

     Richard D. Lamm
     c/o University of Denver
     2301 S. Gaylord St., 2nd Fl.
     Denver, CO  80208                52,917(1)(6)           2%

     Bruce I. Raben
     1999 Avenue of the Stars
     Suite 1910
     Los Angeles, CA  90067           35,013(1)(7)           1%

     John J. Tipton
     1512 Larimer St., Suite 300
     Denver, CO 80202                121,334(1)(8)           4%

     Name and Address              Amount and Nature of     Percent of
     of Beneficial Owner           Beneficial Ownership     Class
     __________________________________________________________________

     Peter H.L. Woodd
     Tigwell Farm, East Meon
     Petersfield
     Hampshire GU32 1PJ
     United Kingdom                 110,001(1)(9)            4%


     All executive officers
     and directors as a group
     (8 persons)                  2,404,502                 56%

     ___________________________


(1) Includes shares of common stock issuable upon the exercise of stock options, warrants and conversion rights granted to the persons listed above which are presently exercisable or exercisable within 60 days, as follows:


              Shares Issuable   Shares Issuable    Shares Issuable
              Upon Exercise     Upon Exercise      Upon Exercise of
Name          of Stock Options  of Warrants        Conversion Rights      Total
- - ----          ----------------  ---------------    -----------------      -----

Mark Bar           144,501              0                    0          144,501
Richard H. Bard    533,334         43,000              160,000          736,337
Yoram Curiel       156,667              0                    0          156,667
Martin T. Hart      18,334         39,000                    0           57,334
Richard D. Lamm     18,334              0                    0           18,334
Bruce I. Raben      16,667              0                    0           16,667
John J. Tipton     113,334              0                    0          113,334
Peter H.L. Woodd         0         57,655                    0           57,655

(2) Includes 220,000 shares held by Philena Enterprises, Inc., an affiliate of Mr. Bar, and 69,134 shares held by Mr. Bar's spouse.

(3) Includes 150,000 shares held by Richard H. Bard, IRA, and 20,000 shares held as custodian for a minor child.

(4) Includes 15,534 shares held by Mr. Curiel's spouse and 65,392 shares held by Dynagroup International, Inc., an affiliate of Mr. Curiel.

(5) Mr. Holland is the manager and president of Hunt Capital Group, L.L.C. Mr. Holland has no ownership interest in Hunt Capital Group, L.L.C. and disclaims beneficial ownership of the shares held by Hunt Capital Group, L.L.C.

(6)  Includes 9,470 shares held as trustee for his children.

(7) Includes 6,000 shares held by Mr. Raben's spouse. Mr. Raben disclaims any beneficial interest in these shares.

(8) Includes 8,000 shares held by Mr. Tipton's wife. Mr. Tipton disclaims any beneficial interest in these shares.

(9) Includes 4,000 shares and 7,000 warrants owned by Reredos F.T., 4,000 shares and 7,000 warrants owned by Reredos L.I.I., 1,840 shares and 3,220 warrants owned jointly with his spouse.


              PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG
                   AS THE COMPANY'S INDEPENDENT ACCOUNTANTS


     The board of directors has selected Ernst & Young, independent certified public accountants, to audit the books and records of the Company for fiscal year ending March 31, 1997. A representative of Ernst & Young is not expected to be present at the shareholders meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE TO RATIFY THE APPOINTMENT OF ERNST & YOUNG.

               PROPOSAL TO APPROVE AMENDED AND SECOND RESTATED
                           ARTICLES OF INCORPORATION

  At the annual meeting, the shareholders will be asked to approve the Amended and Second Restated Articles of Incorporation of the Company (the "Amended Articles"). A copy of the Amended Articles are attached as Exhibit A.

  In connection with the exchange of its Notes, the Company amended its Articles to designate and set the terms of the Series A Shares. Subsequently, the Series A Shares were exchanged for Series B Shares.

  In connection with its private placements of Series B Shares, the board amended the Articles to designate and set the terms of the Series B Shares. In connection with the sale of Series B Shares to certain later investors, the board, subject to shareholder approval, amended the terms of the Series B Shares. The board believes such terms were more favorable to the holders of the Series B Shares than the previous terms. As of May 15, 1996, there were 7,468 Series B Shares outstanding.

  The board of directors believes it is in the best interest of the Company to amend and restate the Company's Articles. By amending and restating the Articles, the Company's Articles can be consolidated and obsolete provisions can be deleted. If approved, the Amended Articles will be effective upon filing with the Colorado Secretary of State.

Deletion of Certain Provisions
- - ------------------------------

  The Articles contain historical provisions regarding the duration of the Company's existence, its purposes and powers. Such provisions are no longer required in the Company's Articles. Deletion of these items will have no effect on the Company.

  The Company amended its Articles to designate and set the terms of the Series A Shares which were issued to Mr. Bard and Hunt in exchange for the Notes. Subsequently, Mr. Bard and Hunt exchanged their Series A Shares for Series B Shares. (See Company Management - Certain Relationships and Related Transactions). Currently, there are no Series A Shares outstanding and the Company has no intent to issue any additional Series A Shares. Therefore, the board proposes to delete the provisions regarding the Series A Shares.

Terms of the Series B Shares
- - ----------------------------

  The Series B Shares provide for dividends at the rate of 8% per annum payable quarterly, beginning with the quarter ended March 31, 1996. The Series B Shares are convertible into shares of common stock at the option of the holder at any time prior to redemption or exchange. The conversion price of the Shares is $6 per share of common stock, with the Shares being valued at $1,000 per share, plus accrued but unpaid dividends. The conversion price is subject to a one-time adjustment in March of 1998 if the trading price for the Company's common stock falls below the conversion price; however, the adjusted conversion price will not be less than $4 per share. The holders of the Series B Shares are entitled to one vote for each share of common stock issuable upon conversion of the Series B Shares. Upon liquidation, the Series B Shares are entitled to an amount equal to the redemption price, plus accrued dividends, before payment is made on any stock ranking junior to the Series B Shares. The Company also has certain rights to exchange the Series B Shares for debentures after January 19, 1997. These terms are not affected by the amendment.

  As amended, the Series B Shares provide that holders of the Series B Shares have the right to exchange their Series B Shares for debentures if the Company fails to declare or pay dividends on the Series B Shares and dividends are not paid within 10 days of the dividend payment date. The exchange rate is $1,000 principal amount of debenture per Series B Share exchanged. Previously the Series B Shares provided that if the Company failed only to pay dividends and such default was not cured within ten days, holders of the Shares could exchange the Shares for debentures. The rate of exchange was not affected by the amendment.

  The amended Series B Shares provide that the Company is prohibited from redeeming the Series B Shares until March 30, 1998.

On or after March 30, 1998, the Company may redeem the Series B Shares only if the closing bid and ask prices of the common stock is 150% of the conversion price for 30 consecutive trading days commencing not more than 60 days prior to mailing a redemption notice. Previously, the Series B were subject to redemption by the Company commencing on January 19, 1998. Series B Shares were redeemable by the Company prior to that date only if the common stock traded at or above 150% of the conversion price for 20 consecutive trading days commencing not more than 60 days prior to mailing a redemption notice.

  The redemption price for each Series B Share, as amended, is as follows:

  Date Redeemed                    Redemption Price
  -------------                    ----------------

After March 30, 1998 but
 prior to Jan. 19, 1999                 $1,090

On or after Jan. 19, 1999 but
 prior to Jan. 19, 2000                  1,075

On or after Jan. 19, 2000 but
 prior to Jan. 19, 2001                  1,060

On or after Jan. 19, 2001 but
 prior to Jan. 19, 2002                  1,040

On or after Jan. 19, 2002 but
 prior to Jan. 19, 2003                  1,020

On or after Jan. 19, 2003                1,000, plus cumulative
                                   dividends up to the date of
                                   redemption

The only change to the redemption schedule is a change reflecting that no redemption can occur before March 30, 1998.

  As amended, the Series B Shares provide that if the Company redeems or exchanges less than all of the Series B Shares, such redemption or exchange must be pro rata. Prior to the amendment redemption or exchange by lot or pro rata was permitted.

  As amended, if the Series B Shares are exchanged for debentures, the number of holders required to declare a default under certain circumstances is decreased from the holders of 25% to holders of 15% in principal amount of the outstanding debentures.

  As amended, payment of dividends or other payments (excluding payments upon liquidation) on the Company's common stock is prohibited unless the Company also declares and pays dividends on the shares of common stock issuable upon conversion of the Series B Shares, and unless there are no accrued and unpaid dividends on the Series B Shares. A similar prohibition will be included in the terms of the debentures.

  The amended terms of the Series B Shares also require that the Company send to the holders certain periodic and annual reports prepared by the Company. The initial terms of the Series B Shares had no such provision; however, the Company had a contractual obligation to provide such information during the period a registration statement covering the underlying common stock was in effect.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE TO APPROVE THE AMENDED ARTICLES.

   PROPOSAL TO AMEND THE COMPANY'S NON-QUALIFIED STOCK OPTION
   PLAN ("NSOP") AND THE INCENTIVE STOCK OPTION PLAN ("ISOP")

  At the meeting, shareholders will be asked to consider and vote upon proposals to amend the NSOP and ISOP (jointly referred to herein as the "Plans") to increase the number of shares of common stock reserved for issuance under the Plans.

  The Company has used, and intends to continue to use stock options as an important incentive device to motivate and reward its officers, directors, consultants and employees. The Company believes that the potential represented by the stock options enhance the Company's ability to attract and retain such persons.

  The Company also intends to use stock options available under the NSOP to compensate Mr. Bard if required to do so under the terms of his employment contract. (See COMPANY MANAGEMENT--Employment Contracts.) If the amendment to the NSOP is not approved by the shareholders, the board of directors proposes to issue options to Mr. Bard under the ISOP, if required to do so under the terms of his employment contract.

NSOP
- - ----

  The board of directors proposes to amend the NSOP to increase the number of shares authorized under the NSOP from 650,000 shares to 2,000,000 shares of common stock. As of March 31, 1996, options to purchase 750,001 shares of common stock have been issued under the NSOP. This amount includes the March 19, 1996, grant to Mr. Bard of an option to purchase 300,000 shares of common stock, pursuant to his employment agreement. Such grant was conditioned on the shareholders' approval of the amendment to the NSOP.

  The NSOP provides for the granting of non-qualified stock options to acquire common stock of the Company. The terms and conditions of individual options may vary, subject to the following guidelines: (i) options may be granted to the Company's employee, directors, officers, consultants or advisers, provided that bona fide services are be rendered by consultants or advisers and such services are not in connection with the offer or sale of securities in a capital-raising transaction; (ii) the option price of the option cannot be less than the par value of the Company's common stock; and (iii) the term of the option may not exceed 10 years from the date of the grant thereof.

  The NSOP is not intended to qualify as an incentive stock option plan within the meaning of Section 422 of the Internal Revenue Code, as amended (the "Code"). An optionee who exercises a non-qualified option will, at the time of exercise, recognize as taxable ordinary income an amount equal to the excess of fair market value of the shares on the date of exercise over the exercise price. Such amount ordinarily will be deductible by the Company in the same year, provided the Company satisfies certain federal income tax information reporting requirements.

ISOP

  The board of directors proposes to amend the ISOP to increase the number of shares authorized under the ISOP from 1,400,000 to 2,000,000 shares of common stock. As of March 31, 1996, options to purchase a total of 811,400 shares of common stock had been issued under the ISOP.

  The ISOP provides for the granting of options which are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code. The terms and conditions of the individual options may vary, subject to the following guidelines: (i) options may be granted only to persons who are employees of the Company or its subsidiaries and only in connection with such person's employment; (ii) the option price cannot be less than 100% of the fair market value of the Company's common stock at the time of granting the option; and (iii) the term of the option may not exceed 10 years from the date of the grant thereof. However, if the optionee, at the time of the option, owns 10% or more of the voting stock, the purchase price of the option cannot be less than 110% of the fair market value of the stock at the time of the grant and the maximum period for exercising the option cannot exceed five years from the date of the grant.

  Provided an optionee does not make a disposition of the shares acquired pursuant to an exercise of an incentive stock option until after a date which is both one year after the transfer of shares to such optionee and two years after the grant of the option, such optionee will realize no taxable income as a result of the grant or exercise of such option. Upon any disposition of such shares, any gain or loss realized will be treated as a long-term capital gain or loss. The optionee, however, will recognize the spread between the fair market value of the common stock at exercise, and the exercise price, as an item of adjustment for alternative minimum tax purposes. The Company will not be entitled to a deduction for federal income tax purposes with respect to the issuance of such incentive stock options, the transfer of shares upon their exercise or the ultimate disposition of such shares.

  If shares subject to incentive stock options are disposed of prior to the expiration of the above time periods, the optionee will recognize as ordinary income in the year in which the disqualifying disposition occurs, the amount of which will generally be the lesser of (i) the excess of the market value of the shares on the date of exercise over the exercise price and (ii) the gain recognized on such disposition. Such amount will ordinarily be deductible by the Company for federal income tax purposes in the same year, provided the Company satisfies certain federal income tax information reporting requirements. In addition, the excess, if any, of the amount realized on a disqualifying disposition over the market value of the shares on the date of exercise will be treated as a capital gain.

Administration; Amendments

  The Plans are administered by the Compensation Committee of the board of directors. The Compensation Committee's authority includes the authority to select persons to whom options are granted, establish the number of shares subject to the grant, determine the time and conditions subject to which the options may be exercised, determine the form of consideration that may be used to purchase shares of common stock upon exercise of any option, accelerate the time when outstanding options may be exercised, and interpret the Plans and decide on any matters arising thereunder.

  The board of directors may alter, suspend or discontinue the Plans, but, without shareholder approval, may not make any alteration or amendment which (a) abolishes the Committee, changes the qualifications of its members or withdraws the administration of the Plans from its supervision, (b) makes any material change in the class of eligible persons, (c) increases the total number of shares reserved for purposes of the Plans, (d) increases the total number of shares for which an option or options may be granted to any one employee, (e) extends the Plans or the maximum option period, (f) decreases the minimum option price, or (g) materially increases the benefits accruing to persons participating in the Plans.

Options Issued Under the Plans

  The following table sets forth, as of March 31, 1996, the number of shares of common stock underlying options granted to the Company's executive officers, directors, executive officers as a group, all non-executive officer directors as a group, and all non-executive employees, including officers who are not executive officers, as a group:

                                        Number of Shares          Number of Shares
                                        Underlying Options        Underlying Options
Name and Position                       Granted Under the ISOP    Granted Under the NSOP
- - -----------------                       ----------------------    ----------------------
Richard H. Bard                                      300,000                  400,000/1/
CEO and President

Mark Bar                                                   0                  103,334
Director

Yoram Curiel                                         190,000                        0
Director, Director of Technology

Edward Dietrich                                       70,000                        0
Vice President

Catherine M. Gotwalt                                  12,000                        0
Secretary

Martin T. Hart                                             0                   25,000
Director

J. R. Holland, Jr.                                         0                        0
Director

Richard D. Lamm                                            0                   25,000
Director

Gerald A. Melfi                                       25,000                        0
Chief Accounting Officer
and Treasurer

Bruce I. Raben                                             0                   35,000
Director

John J. Tipton                                             0                  100,000
Director

Mark T. Turnage                                            0                   70,000
Managing Director of
OpSec UK

Executive Officers                                   667,000                  400,000
(as a group)

All current directors                                      0                  288,334
who are not executive
officers (as a group)

Non-executive employees,                             144,400                    5,000
including all current
officers who are not
executive officers (as a group)

/1/ Assumes the amendment to the NSOP is approved by the shareholders.

                  AVAILABILITY OF ANNUAL REPORT ON FORM 10-K


  The Company's Annual Report on Form 10-KSB for the year ended March 31, 1996, will be sent to any shareholder of the Company upon request. Requests for a copy of this report should be addressed to the secretary of the Company at the address provided on the first page of this proxy statement.

                             SHAREHOLDER PROPOSALS

  Any shareholder proposal which may properly be included in the proxy solicitation material for the 1997 annual meeting of shareholders must be received by the secretary of the Company no later than March 28, 1997.

                                                           EXHIBIT A
                          AMENDED AND SECOND RESTATED

                           ARTICLES OF INCORPORATION

                                      OF

                         OPTICAL SECURITY GROUP, INC.


  OPTICAL SECURITY GROUP, INC., a Colorado corporation (the "Company"), pursuant to (S)(S) 7-110-103 and 7-110-107 of the Colorado Business Corporation Act, hereby amends and restates its Articles of Incorporation, as amended. These Amended and Restated Articles of Incorporation correctly set forth the provisions of the Articles of Incorporation and supersede the original Articles of Incorporation and all amendments thereto.

  Such amendments and additions were duly adopted by the shareholders of the Company at the annual meeting of shareholders. The number of votes cast for the amendments contained in these Amended and Restated Articles of Incorporation by each voting group entitled to vote separately on the amendment was sufficient for approval by that voting group.

  The Articles of Incorporation are amended by striking Articles I through XII in their entirety, and by substituting the following:


                                   ARTICLE I
                              NAME OF CORPORATION
                              -------------------

  The name of the corporation is Optical Security Group, Inc.


                                  ARTICLE II
                                   DIRECTORS
                                   ---------

  2.1 The number of directors shall be fixed in accordance with the Bylaws.

  2.2 A director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereon is not permitted under the Colorado Business Corporation Act, as the same exists or may be hereafter amended. Any repeal or modification of this
Section 2.2 of Article II by the shareholders of the Corporation shall be prospective only and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                  ARTICLE III
                                 CAPITAL STOCK
                                 -------------

  3.1 The total number of shares of all classes which the corporation has the authority to issue is 17,500,000, of which 15,000,000 shares shall be common stock, par value $.005 per share, and 2,500,000 shares shall be preferred stock, par value $.01 per share.

  3.2 The board of directors of the corporation shall have the authority to divide the preferred stock into series and, with the limitations provided by statute, to fix by resolution the voting powers, designation, preferences, and relative participating, optional, or other special rights, and the qualifications, limitations or restrictions of the shares of any series so established.

  3.3 Each outstanding share of common stock shall be entitled to one vote and each fractional share of common stock shall be entitled to a corresponding fractional vote on each matter submitted to a vote of the shareholders. A majority of the shares of common stock entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Except as otherwise provided by the Articles of Incorporation, or the Colorado Business Corporation Act, if a quorum is present, the affirmative vote of a majority of shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders. When, with respect to any action to be taken by the shareholders of this corporation, the provisions of the Colorado Corporation Code would have required the vote of the holders of two-thirds of the outstanding shares of the shares entitled to vote thereon, or of any class or series, such action may be taken by the vote or concurrence of a majority of such shares or class or series thereto.

                                  ARTICLE IV
                                    VOTING
                                    ------

  No cumulative voting in the election of directors shall be allowed.


                                   ARTICLE V
                               PREEMPTIVE RIGHTS
                               -----------------

  The shareholders shall have no preemptive or preferential rights to acquire any unissued or treasury shares of stock of the corporation, securities convertible into shares, or securities carrying stock purchase options or warrants to acquire any unissued shares of stock of the corporation.

                                  ARTICLE VI
                          SHARE TRANSFER RESTRICTIONS
                          ---------------------------

  At the time of issuance, the corporation shall have the right to impose restrictions upon the transfer of any of its authorized shares or any interest therein. The board of directors is hereby authorized on behalf of the corporation to exercise the corporation's right to so impose such restrictions by agreement or otherwise.

                                  ARTICLE VII
                               PRINCIPAL OFFICE
                               ----------------

  The principal office of the corporation is Suite 920, 535 16th Street, Denver, Colorado 80202.


                                 ARTICLE VIII
               SERIES B 8% CUMULATIVE CONVERTIBLE EXCHANGEABLE
               -----------------------------------------------
                            PREFERRED VOTING STOCK
                            ----------------------

  8.1 Number and Designation. Fifteen thousand shares of the preferred stock shall be designated Series B 8% Cumulative Convertible Exchangeable Preferred Voting Stock (the "Series B Shares").

  8.2 Dividends. The holders of the Series B Shares shall be entitled to receive cash dividends at the rate of 8% per annum, when and as declared by the board of directors, out of funds legally available therefor. Said dividend is payable quarterly each year beginning with the quarter ended March 31, 1996, on the first day of April, July, October, and January in each year. Dividends shall be cumulative from the date due so that, if the board of directors fails to declare or the corporation fails to pay, a dividend for any quarter, such dividend shall accrue and become payable at the time the next dividend is due. Dividend payments made by the corporation in any quarter shall first be applied to the dividend payment due that quarter and then toward any accrued but unpaid dividends, starting with the most recent accrued but unpaid dividend. Accruals of dividends shall not bear interest.

  8.3 Liquidation. Upon liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, the holders of the Series B Shares shall be entitled to receive, out of the assets of the corporation available for distribution to its shareholders, an amount equal to the Redemption Price, as defined below, plus all dividends accrued and unpaid up to the date of such payment, and no more, before any payment shall be made or any assets distributed to the holders of any stock ranking on liquidation junior to the Series B Shares. If the assets of the corporation so distributable shall be insufficient to permit full payment of such amounts to the holders of the Series B Shares and full payment of amounts due to holders of the corporation's Series A Convertible Preferred Stock ("Series A Shares") upon liquidation, dissolution, or winding up of the corporation, all of the assets shall be distributed ratably (based on the number of shares of common stock of the corporation ["Common Stock"] each holder of the Series A Shares or Series B Shares would be entitled to receive if such holder exercised such holder's conversion right) among the holders of the Series B Shares and Series A Shares. For the purposes of this Section 8.3, the voluntary sale, lease, exchange or transfer of all or substantially all of the corporation's property or assets, or its consolidation or merger with any other corporation or corporations, shall not be deemed a liquidation, dissolution or winding up of the corporation and the Series B Shares shall remain outstanding with the same rights and preferences as set forth herein, except as provided in paragraph 8.6.5(ii).

  8.4    Voting Rights.

         8.4.1 Each holder of Series B Shares shall have one vote for each share of Common Stock that such holder would then be entitled to receive if such holder were to convert such holder's Series B Shares into Common Stock pursuant to Section 8.6, and shall have the right to vote on all matters in like manner as the holders of Common Stock.

         8.4.2 The holders of the Series B Shares shall be entitled to vote separately, as a class, on certain matters as provided by Colorado law.

  8.5    Redemption.

         8.5.1 (i) From January 19, 1996, the initial closing date of the corporation's private offering of the Series B Shares (the "Initial Closing Date") until March 29, 1998, the corporation may not redeem the Series B Shares.

                  (ii) Unless prohibited by Colorado law, on or after March 30, 1998, the corporation may redeem, pro rata if less than all of the Series B Shares are being redeemed, at the redemption price and in the manner set forth below only if the closing bid and asked prices of the Common Stock on the National Association of Securities Dealer's Inc. Automated Quotation Service or any national stock exchange or over-the-counter exchange where the Common Stock is subsequently listed ("NASDAQ"), is 150% of the Conversion Price (as defined in Subsection 8.6.1) for 30 consecutive trading days commencing not more than 60 days prior to the date of mailing the redemption notice to holders pursuant to Subsection 8.5.2.

     8.5.2 The corporation shall notify holders of the Series B Shares in writing at least 30 days prior to the date set for redemption (the "Redemption Date"), at the addresses of such holders as the same appear on the records of the corporation. Such notice shall set forth (a) the Redemption Date, (b) the redemption price, (c) the number of Series B Shares being redeemed, (d) the place where such holders are to surrender to the corporation such holder's certificate or certificates representing the Series B Shares being redeemed, and
(e) the holders' rights to convert Series B Shares as provided in Section 8.6 up to the Redemption Date.

     8.5.3    The redemption price for each Series B Share is as follows:

               Date Redeemed                    Redemption Price
               -------------                    ----------------

     On or after March 30, 1998, but
     prior to the third anniversary of
     the Initial Closing Date                         $1,090

     On or after the third anniversary
     of the Initial Closing Date but
     prior to the fourth anniversary of
     the Initial Closing Date                         $1,075

     On or after the fourth anniversary
     of the Initial Closing Date but
     prior to the fifth anniversary of
     the Initial Closing Date                         $1,060

     On or after the fifth anniversary
     of the Initial Closing Date but
     prior to the sixth anniversary of
     the Initial Closing Date                         $1,040

     On or after the sixth anniversary
     of the Initial Closing Date but
     prior to the seventh anniversary of
     the Initial Closing Date                         $1,020

     On or after the seventh anniversary
     of the Initial Closing Date                      $1,000

plus cumulative dividends up to the Redemption Date.

     8.5.4 If the corporation shall have been duly given notice of redemption as provided in Subsection 8.5.2, and if, on or before the Redemption Date specified in such notice, the funds necessary for such redemption shall have been delivered to the Company's transfer agent or other redemption agent so as to be available therefor; then, notwithstanding that any certificates representing Series B Shares called for redemption shall not have been surrendered, such Series B Shares shall no longer be deemed outstanding and all rights of the holders of such Series B Shares so called for redemption shall forthwith on such Redemption Date, cease and terminate, except the right of the holders thereof to receive the redemption price as specified above. In case less than all the Series B Shares represented by any surrendered certificates are redeemed, a new certificate shall be issued representing the unredeemed Series B Shares.

     8.5.5 Series B Shares that have been redeemed as provided in this section shall revert to the status of authorized but unissued Series B Shares.

       8.6 Conversion. At any time, and from time to time, each holder of Series B Shares shall have the right and option to convert any or all whole Series B Shares into shares of Common Stock on the following terms and conditions:

     8.6.1 Series B Shares may be converted at the option of the holder thereof into fully paid and nonassessable shares of Common Stock at the conversion price, determined as hereinafter provided, shall be in effect at the time of conversion. Each Series B Share shall be valued for the purpose of such conversion at $1,000 per share. The price at which the Common Stock shall be delivered, upon conversion (the "Conversion Price"), shall be $6.00 per share.

     8.6.2 In the event the average closing bid and asked prices of the Common Stock for the 60 trading days immediately preceding the second anniversary of the Initial Closing Date is less than the Conversion Price (such price referred to as the "Second Anniversary Price"), 60 days after the second anniversary of the Initial Closing Date, the Conversion Price shall be adjusted to the greater of (a) the Second Anniversary Price or (b) $4.00 per share (such adjusted price referred to as the "Adjusted Conversion Price").

     8.6.3 The corporation shall not issue, in connection with the conversion of Series B Shares, certificates for fractions, but in lieu thereof shall pay to any person who would otherwise be entitled thereto an amount of cash equal to such fraction multiplied by the Market Price (as hereinafter defined) of the Common Stock on the last business day of the week preceding the week in which the conversion privilege is or is deemed to have been exercised. As used herein, "Market Price" means the average of the closing bid and asked prices as reported on NASDAQ.

     8.6.4 In order for any holder of Series B Shares to convert the same into Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the corporation's transfer agent. Such certificate shall be accompanied by written notice setting forth the number of Series B shares represented by the certificate or certificates which the holder wishes to convert and the name or names in which such holder wishes the certificate or certificates for Common Stock to be issued. The corporation's transfer agent will, as soon as practicable thereafter, issue and deliver to such holder of the Series B Shares, or to such holder's nominee or nominees, certificates for the full number of shares of Common Stock to which such holder shall be so entitled, together with cash in lieu of any fraction of a share as provided in paragraph
8.6.3 above. If surrendered certificates for the Series B Shares are converted only in part, the corporation will issue and deliver to the holder, or to such holder's nominee or nominees, a new certificate or certificates representing the aggregate of the unconverted Series B Shares. The Series B Shares shall be deemed to have been converted as of the date of the surrender of such shares for conversion as provided above, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock on such date.

     8.6.5 The Conversion Price, or the Adjusted Conversion Price, as the case may be, shall be subject to adjustment as follows:

              (i) In case the corporation shall (a) pay a dividend or make a distribution on its Common Stock in shares of the capital stock of the corporation, (b) subdivide or split its outstanding Common Stock, (c) combine the outstanding Common Stock into a smaller number of shares, or (d) issue by reclassification of its Common Stock (whether pursuant to a merger or consolidation or otherwise) any shares of the capital stock of the corporation, the number and kind of shares issuable upon conversion of each Series B Share outstanding immediately prior thereto shall be adjusted so that the holder of each Series B Share shall be entitled to receive the kind and number of shares of Common Stock or other securities of the corporation which such holder would have owned or have been entitled to receive after the happening of any of the events described above had such Series B Shares been converted in full immediately prior to the earlier of the happening of such event or any record date with respect thereto. In the event of any adjustment of the total number of shares of Common Stock issuable upon the conversion of then outstanding Series B Shares pursuant to this subsection, the Conversion Price or the Adjusted Conversion Price, as the case may be, shall be adjusted to be the amount resulting from multiplying the Conversion Price, or the Adjusted Conversion Price, as the case may be, prior to the adjustment by a fraction, the denominator of which is the number of shares of Common Stock (including fractional shares of Common Stock) issuable upon converting such Series B Shares immediately after such adjustment, and the numerator of which is the number of shares issuable upon conversion of such Series B Shares in full immediately prior to such adjustment. An adjustment made pursuant to this paragraph (i) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event. Such adjustment shall be made successively whenever any event listed above shall occur.

                     (ii) In case of any reclassification or similar change of outstanding shares of Common Stock (other than as set forth in paragraph (i) above), or in case of the consolidation or merger of the corporation with another corporation, or the conveyance of all or substantially all of the assets of the corporation, each Series B Share shall thereafter be convertible only into the number of shares of stock or other securities or property, including cash, to which a holder of the number of shares of Common Stock of the corporation deliverable upon conversion of such Series B Shares would have been entitled upon such reclassification, change, consolidation, merger or conveyance had such share been converted immediately prior to the effective date of such event; and, in any such case, appropriate adjustments (as determined by the board of directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Series B Shares to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the Conversion Price or Adjusted Conversion Price, as the case may be) shall thereafter be applicable, as nearly as may be reasonably practicable, in relation to any shares of stock or other securities thereafter deliverable upon the conversion of Series B Shares. The corporation shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof the successor corporation or entity (if other than the corporation) resulting from such consolidation or merger or the corporation or entity purchasing such assets or other appropriate corporation or entity shall assume, by written instrument, the obligation to deliver to the holder of each Series B Share such shares, securities, assets or cash as, in accordance with the foregoing provisions, such holders may be entitled to, and the other obligations hereunder.

                     (iii) In case the corporation shall issue Common Stock at a price less than the current Market Price, the Conversion Price or Adjusted Conversion Price, as the case may be, shall be adjusted by multiplying it by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding, on a fully diluted basis immediately prior to such event, plus the number of shares of Common Stock which the aggregate consideration for the total number of such additional shares would purchase at the Market Price, and the denominator of which shall be the number of shares of Common Stock outstanding, on a fully diluted basis immediately prior to such event, plus the number of such additional shares of Common Stock issued at a price less than current Market Price.

                     (iv) In case the corporation shall issue stock purchase warrants or securities carrying conversion privileges at a conversion price more favorable than the Conversion Price or the Adjusted Conversion Price, if in effect at the time of such issuance, for the Series B Shares, the Conversion Price or Adjusted Conversion Price, as the case may be, shall be adjusted by multiplying it by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding, on a fully diluted basis immediately prior to such event, plus the number of shares of Common Stock which the aggregate consideration for the total number of such shares issuable pursuant to warrants or convertible securities would purchase at the Conversion Price or the Adjusted Conversion Price, if in effect at the time of such event, and the denominator of which shall be the number of shares of Common Stock outstanding, on a fully diluted basis immediately prior to such event, plus the number of such additional shares issuable pursuant to such warrants or convertible securities. Stock purchase warrants or convertible securities shall be deemed to carry more favorable conversion privileges if the amount determined by dividing (1) the total amount, if any, received or receivable by the corporation as consideration for the granting of such warrants or the issuing of such convertible securities, plus the minimum aggregate amount of additional consideration, if any, payable to the corporation upon exercise of such warrants or conversion of such convertible securities, by (2) the total maximum number of common shares issuable upon exercise of such warrants or upon the conversion of such convertible securities is less than the amount determined by applying the same formula to the Series B Shares.

                     (v) No adjustment in the Conversion Price or Adjusted Conversion Price, as the case may be, shall be required unless such adjustment (plus any adjustments not previously made by reason of this paragraph (iii)) would require an increase or decrease of at least 3% of the Conversion Price or the Adjusted Conversion Price, as the case may be, in effect at the time such adjustment would otherwise be required to be made. Any adjustments that are not required to be made by reason of this paragraph (iii) shall be carried forward and taken into account in any subsequent adjustment. All adjustments in the Conversion Price, or the Adjusted Conversion Price, as the case may be, shall be carried out to the nearest cent.

                     (vi) Upon the expiration of any subscription rights or warrants or the termination of any rights to convert or exchange any convertible securities on account of which the Conversion Price or Adjusted Conversion Price, as the case may be, has previously been adjusted (without exercise of such rights or warrants or conversion or exchange of such convertible securities), the Conversion Price, or the Adjusted Conversion Price, as the case may be, shall forthwith be readjusted to such Conversion Price, or the Adjusted Conversion Price, as the case may be, as would have been in effect at the time of such expiration or termination, had such rights, warrants or convertible securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

                     (vii) Except as specifically provided herein, no adjustment in the Conversion Price or Adjusted Conversion Price, as the case may be, shall be made by reason of the issuance of shares of Common Stock in exchange for cash, property or services.

                     (viii) Whenever the Conversion Price or Adjusted Conversion Price, as the case may be, is adjusted as herein provided, the corporation shall prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, and such certificate shall then be delivered to the holders of record of the Series B Shares.

                     (ix) The adjustments herein provided for shall become effective immediately following the record date for any event for which the record date is designated and on the effective date for any other event.

            8.6.6 So long as any of the Series B Shares remain outstanding, and the holders thereof have the right to convert them into shares of Common Stock, the corporation shall reserve from the authorized and unissued shares of its Common Stock a sufficient number of shares to provide for such conversion.

            8.6.7 In case of any call for redemption of any Series B Shares, as provided in Section 8.5, the right of conversion provided in this Section 8.6 shall nevertheless continue, as to the shares called for redemption, up to the Redemption Date.

            8.6.8 Series B Shares that have been converted as provided herein shall revert to the status of authorized but unissued Series B Shares.

     8.7    The Corporation's Right to Exchange Series B Shares for Debentures.

            8.7.1 Any time after the first anniversary of the Initial Closing Date, the corporation, upon ten days' prior written notice to the holders of Series B Shares, may exchange, in whole or in part, the Series B Shares into senior subordinated convertible debentures ("Debentures"), pro rata if less than all of the Series B Shares are being exchanged, at the exchange rate set forth in Section 8.9 and in the manner set forth below.

            8.7.2 The corporation shall notify the holders of the Series B Shares in writing at least ten days prior to the date set for exchange (the "Exchange Date"), at the address of such holders as the same appear on the records of the corporation. Such notice shall set forth (a) the Exchange Date, (b) the number of Series B Shares being exchanged, and (c) the place where such holders are to surrender to the corporation such holder's certificate or certificates representing the Series B Shares being exchanged.

            8.7.3 If the corporation duly gives notice of the exchange, as provided in Subsection 8.7.2, then, notwithstanding that any certificates representing the Series B Shares called for exchange shall not have been surrendered, such Series B Shares shall no longer be deemed outstanding, and all rights of the holders of such Series B Shares so called for exchange shall forth with, at such exchange date, cease and terminate, except the right of the holders thereof to receive the Debentures, together with cash, if the Company opts to pay cumulative dividends in cash as provided in Section 8.9. In case less than all of the Series B Shares represented by any surrendered certificate are exchanged, a new certificate shall be issued representing the unexchanged Series B Shares.

            8.7.4 Series B Shares that have been exchanged as provided in this section shall revert to the status of authorized but unissued Series B Shares.

     8.8    Holders' Right to Exchange Series B Shares for Debenture.

            8.8.1 In the event the corporation fails to declare and pay dividends on the Series B Shares, and such payment is not made within ten days following the dividend payment date, each holder of the Series B Shares shall have the right to exchange any or all whole Series B Shares into Debentures at the exchange rate set forth in Section 8.9 and in the manner set forth below.

            8.8.2 In order for any holder of Series B Shares to exchange the same into a Debenture representing the Series B Shares, the holder shall surrender the certificate or certificates representing the Series B Shares, duly endorsed, at the office of the corporation's transfer agent (the date of receipt by the corporation's transfer agent of such surrendered certificate referred to herein as the "Holder's Exchange Date.") Such certificate shall be accompanied by written notice setting forth the number of Series B Shares represented by the certificate or certificates which the holder elects to exchange and the name or names in which the holder wishes the Debentures to be issued. The corporation's transfer agent will, as soon as practical thereafter, issue and deliver to such holder of the Series B Shares, or to such holder's nominee or nominees, the Debentures, together with cash, if any, for payment of the cumulative but unpaid dividends. If surrendered certificates for the Series B Shares are exchanged only in part, the corporation will issue and deliver to the holder, or to such holder's nominee or nominees, a new certificate or certificates representing the aggregate of the unexchanged Series B Shares. The Series B Shares shall be deemed to be exchanged as of the Holder's Exchange Date, and the person or persons entitled to receive the Debenture upon such exchange shall be treated for all purposes as the record holder or holders of such Debentures on the Holder's Exchange Date.

            8.8.3 Series B Shares that have been exchanged as provided in this section shall revert to the status of authorized but unissued Series B Shares.

     8.9 Exchange Rate. Series B Shares shall be exchanged at an exchange rate of $1,000 principal for each Series B Share surrendered. The amount of cumulative dividends shall be added to the principal amount of the Debentures except that, at the option of the corporation, in lieu of exchanging cumulative dividends into principal, the corporation may pay the cumulative dividends in cash.

     8.10   Terms of the Debentures.

            8.10.1 The Debentures will bear interest at the rate of 8% per annum, payable quarterly, on the first day of April, July, October, and January in each year. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

            8.10.2 The Debentures will be convertible into shares of Common Stock at any time and from time to time on the same terms and conditions as the Series B Shares. The shares of Common Stock issuable upon conversion of the Debentures will have the same registration rights as the shares of Common Stock issuable upon conversion of the Series B Shares.

            8.10.3 If the corporation exchanges the Series B Shares into Debentures as provided in Section 8.7 prior to the fourth anniversary of the Initial Closing Date, at the end of the fifth year following the Initial Closing Date, the corporation shall pay, on a pro rata basis, one-third of the principal amount of the Debentures, plus accrued but unpaid interest up to the date of such payment. At the end of the sixth year following the Initial Closing Date, the corporation shall pay, on a pro rata basis, one-half of the remaining principal amount of the Debentures, plus accrued but unpaid interest up to the date of such payment. At the end of the seventh year following the Initial Closing Date, the corporation shall pay the balance due on the Debentures.

            8.10.4 If the corporation exchanges the Series B Shares into Debentures, as provided in Section 8.7, after the fourth anniversary of the Initial Closing Date or if a holder of the Series B Shares exercises such holder's right to exchange the Series B Shares for Debentures pursuant to
Section 8.8, the
corporation shall, on the one-year anniversary of the Exchange Date or the Holder's Exchange Date, as the case may be, pay on a pro rata basis, one-third of the principal amount of the Debentures plus accrued but unpaid interest up to the date of such payment. On the second anniversary of the Exchange Date, or the Holder's Exchange Date, as the case may be, the corporation shall pay, on a pro rata basis, one-half of the remaining principal amount of the Debentures, plus accrued but unpaid interest up to the date of such payment. On the third anniversary of the Exchange Date, or the Holder's Exchange Date, as the case may be, the corporation shall pay the balance due on the Debentures.

            8.10.5 The Debentures will be subordinated in right of payment to all Senior Indebtedness. "Senior Indebtedness" means Indebtedness of the corporation outstanding at any time for money borrowed from a bank, insurance company or other lender not subordinated by its terms to the Debentures. "Indebtedness" means any debt of the corporation for borrowed money, capitalized leases and purchase money obligations or evidenced by a note, debenture, letter of credit or similar instrument given in connection with the acquisition, other than in the ordinary course of business, of any property or assets; any debt of any subsidiary of the corporation described in the preceding definition which the corporation has guaranteed or for which it is otherwise liable; and any amendment, renewal, extension or refunding of any such debt. The Debentures do not prohibit the corporation from incurring additional Indebtedness, including Senior Indebtedness.

            8.10.6 (i) If the corporation files a voluntary petition for relief under any bankruptcy law or if any involuntary petition for relief under any bankruptcy law is filed against the corporation and such involuntary petition is not dismissed within 60 days of the date of filing, the outstanding principal of all Debentures shall at once, without any action by the holders, be due and payable.

                     (ii) If an Event of Default (as defined below) shall have occurred and be continuing, the holders of 15% in principal amount of the Debentures then outstanding may declare the principal of all such Debentures to be due and payable; provided, however, that if any and all defaults shall have been remedied, the holders of a majority in aggregate principal amount of Debentures then outstanding may waive such defaults and rescind and annul such declaration and its consequences.

                     (iii) "Event of Default" means (a) a default for in excess of 10 days in payment of any principal or interest installment on the Debenture;
(b) a default on the Debentures other than a default under (a) above for 30 days after written notice to the corporation by the holders of 15% in principal amount of the outstanding Debentures, in the performance of any other covenant or agreement in the Debentures; (c) a default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the corporation or under any mortgage, indenture, or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the corporation (excluding real property leases), which default shall constitute a failure to pay any portion of interest or principal when due after any applicable grace period or shall have resulted in such indebtedness becoming or being declared due and payable without such indebtedness having been discharged or such acceleration having been rescinded or annulled, and the aggregate indebtedness in default exceeds $250,000; (d) certain events of bankruptcy, insolvency, and reorganization; and (e) the suspension or termination of the corporation's reporting obligations pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended. An Event of Default shall not be deemed to have occurred until the corporation shall have had the opportunity to fully contest claims asserted by third parties related to
(c) above.

            8.10.7 The Debentures shall provide that the corporation may not be consolidated with or merged into another entity, or transfer all or substantially all of its assets in one or more related transactions, unless (i) the corporation shall be the surviving entity, or the successor shall be a United States corporation or shall expressly assume all the obligations of the corporation under the Debentures, (ii) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing, and
(iii) the assuming corporation has a net worth not less than the consolidated net worth of the corporation.

            8.10.8 (i) For purposes of Subsection 8.10.8, the following terms shall have the meanings set forth below:

            "Consolidated Net Income" means, for any period, the aggregate of the Net Income of the corporation and its subsidiaries for such period, on a consolidated basis, determined in accordance with generally accepted accounting principles; provided that (i) the Net Income of any person which is not a subsidiary or is accounted for by the corporation by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the corporation or a subsidiary, and (ii) the Net Income of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded.

            "Disqualified Stock" means capital stock subject to mandatory redemption or redemption at the option of the holder, in either case prior to the maturity of the Debentures.

            "Equity Interests" mean capital stock or warrants, options or other rights to acquire capital stock.

            "Net Income" means the net income (loss) of such corporation, subsidiary, or person, determined in accordance with generally accepted accounting principles; excluding, however, from the determination of Net Income, any gain (but not loss) realized upon the sale or other disposition (including, without limitation, dispositions pursuant to leaseback transactions, except any gain from such leaseback transaction may be amortized into Net Income over the term of the lease) of any real property or equipment of such corporation, subsidiary, or person which is not sold or otherwise disposed of in the ordinary course of business, or of any capital stock of the corporation, subsidiary, or person owned by such corporation, subsidiary, or person.

                     (ii) The Debentures shall provide that the corporation may not (a) declare or pay any dividend or make any distribution on its capital stock of any class (except on its Series A Shares and Series B Shares) or to its shareholders (other than dividends or distributions payable in shares of capital stock of the corporation) unless the corporation shall also pay additional interest on the Debentures in an amount equal to the amount of the dividend that would then be payable to the holders of the Debentures had such holders converted the Debentures into shares of Common Stock; (b) purchase, redeem, or otherwise acquire or retire for value any Equity Interests of the corporation, any subsidiary or other affiliate (other than any such Equity Interests, owned by the corporation or any subsidiary), other than its obligation to repurchase certain shares of Common Stock held by Mr. Yoram Curiel pursuant to agreements between the corporation and Mr. Curiel; (c) permit any wholly-owned subsidiary to declare or pay any dividend on, or make any distribution to the holders of any shares of its capital stock except to the corporation or a subsidiary (other than dividends or distributions payable in capital stock of it or the corporation); or (d) permit any subsidiary to purchase, redeem or otherwise acquire or retire for value any Equity Interests of such subsidiary, the corporation or any affiliate of any of them (other than any such Equity Interests owned by the corporation or any subsidiary), if at the time of such action, an Event of Default shall have occurred and be continuing, or shall occur as a consequence thereof, or if upon giving effect to such payment the aggregate amount expended for all such payments (the amount expended for such purposes, if other than cash, to be conclusively determined by the board of directors as evidenced by a board resolution) shall exceed the sum of (1) 25% of the aggregate Consolidated Net Income of the corporation accrued during fiscal quarters ending subsequent to the Initial Closing Date; (2) the aggregate net proceeds, including cash and the fair market value of property other than cash, received by the corporation from the issue or sale, after the Initial Closing Date, of capital stock of the corporation (other than Disqualified Stock) or of warrants to purchase such capital stock (other than warrants to purchase such Disqualified Stock), other than in connection with the conversion of any Series B Shares or Debentures; (3) the aggregate

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

net proceeds received by the corporation subsequent to the Initial Closing Date from the issue or sale of any debt securities or Disqualified Stock of the corporation, if, at such time, such debt securities, or Disqualified Stock, as the case may be, have been converted into capital stock of the corporation; or
(4) $250,000.

            8.10.9 The Debentures shall provide that neither the corporation nor any of its subsidiaries may engage in any transaction with an affiliate of the corporation on terms less favorable to the corporation or such subsidiary than that which might be obtained at the time of such transaction from unrelated entities.

     8.11 Rank. No class of capital stock or securities convertible into capital stock shall be issued which has superior rights to the Series B Shares as to distributions, liquidation, or both. If Series A Shares are issued,
Article 11 shall be amended to have terms equal to or subordinate to Series B Shares.

     8.12 Restriction on Payment of Dividends on Common Stock. No dividends or other payments (excluding payments to be made on liquidation pursuant to Section 8.3) shall be declared and paid on the Common Stock unless the corporation shall also declare and pay dividends on the shares of Common Stock issuable upon conversion of the Series B Shares and unless there are no accrued and unpaid dividends on the Series B Shares.

     8.13 Furnish Reports. As soon as practicable after available (but, in the case of the corporation's Annual Report to Stockholders, within 120 days after the end of each fiscal year of the corporation), the corporation will furnish to the holders of the Series B Shares or the Debentures, one copy of (a) its Annual Report to Stockholders which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a firm of certified public accountants), (b) if not included in substance in the Annual Report to Stockholders, its Annual Report of Form 10-K, and (c) any Quarterly Reports to Stockholders, and if not included in substance in its Quarterly Reports to Stockholders, its quarterly reports on Form 10-Q.

     EXECUTED this ______ day of _____________, 1996.


                                       OPTICAL SECURITY GROUP, INC.


                                       By:___________________________
                                          Richard H. Bard, Chief
                                          Executive Officer and
                                          President

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

                   OPTICAL SECURITY GROUP, INC.
                  ANNUAL MEETING OF SHAREHOLDERS
                              PROXY
         (Solicited on Behalf of the Board of Directors)

     The undersigned appoints Richard H. Bard or Gerald A. Melfi, as proxies, each with the power to appoint his substitute and authorizes them to represent and to vote as designated below all of the shares of common stock and Series B 8% Cumulative Convertible Exchangeable Preferred Voting Stock of Optical Security Group, Inc. held of record by the undersigned on July 1, 1996, at the annual meeting of shareholders to be held on August 16, 1996, or any adjournments thereof.

     1.   Election of Directors:

          ___  For all nominees listed  ____ WITHHOLD AUTHORITY
               below (except as marked       to vote for all
               to contrary below)            nominees below

     Instructions: To withhold authority to vote for any nominee, strike a line through the nominees name.

     Mark Bar, Richard H. Bard, Yoram Curiel, Martin T. Hart,
     Richard D. Lamm, J. R. Holland, Jr., Bruce I. Raben, John J.
     Tipton.

     2. To ratify the appointment of Ernst & Young, as the Company's independent accountants, for the fiscal year ending March 31, 1997:

          ____ FOR            ____ AGAINST        ____ ABSTAIN

     3. To approve the amendment and restatement of the Articles of Incorporation, as set forth in Exhibit A:

          ____ FOR            ____ AGAINST        ____ ABSTAIN

     4.   To approve the amendment to the Company's Non-Qualified
          Stock Option Plan:

          ____ FOR            ____ AGAINST        ____ ABSTAIN

     5.   To approve the amendment to the Company's Incentive Stock
          Option Plan:

          ____ FOR            ____ AGAINST        ____ ABSTAIN

     6. The proxies are authorized to vote upon such other business as may properly come before the meeting or any and all adjournments thereof:

          ____ FOR            ____ AGAINST        ____ ABSTAIN

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

     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). IF NO INDICATION IS MADE, THIS PROXY WILL BE VOTED FOR 1 THROUGH 5 AND THE PROXIES WILL VOTE ON ANY PROPOSAL UNDER 6 IN THEIR DISCRETION AND IN THEIR BEST JUDGEMENT.

     Please sign exactly as your name appears herein. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership or limited liability company, please sign in partnership or limited liability company name by authorized person.



Dated:                  , 1996
      ------------------           -------------------------------
                                   Signature


                                   -------------------------------
                                   Signature (if held jointly)



     YOUR VOTE IS IMPORTANT.  PLEASE MARK, SIGN, DATE AND RETURN
THIS PROXY, USING THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.



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